Exhibit 99.1

Visa Inc. Posts Strong Fiscal First Quarter 2012 Earnings Results and Authorizes New $500 Million Share Repurchase Program

•	Quarterly net income of $1.0 billion or $1.49 per share of diluted class A common stock

•	Total as-converted class A common stock was reduced by 16.2 million shares, which was funded from $1.6 billion of the Company’s operating cash on hand

•	Authorized a new $500 million class A share repurchase program

SAN FRANCISCO, CA, February 8, 2012 – Visa Inc. (NYSE: V) today announced financial results for the Company’s fiscal first quarter 2012 ended December 31, 2011. Net income for the quarter was $1.0 billion, or $1.49 per share of diluted class A common stock, an increase of 21% over the prior year. The weighted-average number of diluted class A common stock outstanding was 690 million.

Net operating revenue in the first quarter of fiscal 2012 was $2.5 billion, an increase of 14% over the prior year and driven by strong double-digit growth in service revenues, data processing revenues and international transaction revenues. Currency fluctuations contributed a positive 1% towards quarterly net operating revenues.

“Visa’s core businesses drove a strong start to fiscal 2012. We achieved solid financial and operational performance as we continued to benefit from the secular shift to electronic payments. Consumers’ desire to use our products is evident in the strong growth we see outside the U.S. and the resiliency we are seeing in the U.S. in the wake of debit regulation,” said Joe Saunders, chairman and chief executive officer. “We are in the midst of executing on our strategy to address the new landscape in the United States and we are pleased with the early results of our efforts.”

“We remain intensely focused on further growing our international business, partnering with financial institutions, merchants, technology providers and governments,” said Saunders. “At the same time, we are moving forward on our innovation strategy and are working side by side with our financial institution and merchant clients to deliver the products and solutions that best drive our mutual success.”

Fiscal First Quarter 2012 Financial Highlights:

Payments volume growth, on a constant dollar basis, for the three months ended September 30, 2011, on which fiscal first quarter service revenue is recognized, was a positive 13% over the prior year at $971 billion.

Payments volume growth, on a constant dollar basis, for the three months ended December 31, 2011, was a positive 11% over the prior year at $994 billion.

Cross-border volume growth, on a constant dollar basis, was a positive 13% for the three months ended December 31, 2011.

Total processed transactions, which represent transactions processed by VisaNet, for the three months ended December 31, 2011, were 13.6 billion, a positive 8% increase over the prior year.

Fiscal first quarter 2012 service revenues were $1.2 billion, an increase of 14% versus the prior year, and are recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenues rose 13% over the prior year to $951 million. International transaction revenues, which are driven by cross-border activity, grew 19% over the prior year to $748 million. Other revenues, which include the Visa Europe licensing fee, were $178 million, an 11% increase over the prior year. Client incentives, which are a contra revenue item, were $481 million and represent 16% of gross revenues.

Total operating expenses were $929 million for the quarter, a 7% increase over the prior year.

Cash, cash equivalents, restricted cash, and available-for-sale investment securities were $7.9 billion at December 31, 2011.

Visa’s effective tax rate was 36% for the quarter ended December 31, 2011.

Notable Events:

Total as-converted class A common stock was reduced by 16.2 million shares during the three months ended December 31, 2011, which was funded from $1.6 billion of our operating cash on hand. Of the $1.6 billion, $75 million was used to repurchase class A common stock in the open market. In addition, we deposited $1.57 billion from our operating cash into the litigation escrow account previously established under the retrospective responsibility plan. This deposit has the same economic effect on earnings per share as repurchasing the Company’s class A common stock as it reduces the as-converted class B common stock share count. The deposit reduced by an equivalent amount funds previously allocated to the amended July 2011 share repurchase program, which had no remaining authorized funds as of December 31, 2011.

Today, the Company announced that its Board of Directors has authorized a new $500 million class A share repurchase program. The authorization will be in place through February 1, 2013, and is subject to further change at the discretion of the Board.

On January 31, 2012, the Company held its 2012 annual meeting of stockholders. Stockholders approved all the proposals enumerated in the Company’s proxy statement.

The Board of Directors declared a quarterly dividend in the aggregate amount of $0.22 per share of class A common stock (determined in the case of class B and class C common stock on an as-converted basis) payable on March 6, 2012, to all holders of record of the Company’s class A, class B and class C common stock as of February 17, 2012.

Financial Outlook:

Visa Inc. updates its financial outlook for the following metrics through 2012:

•	Annual net revenue growth in the low double digits; and

•	Adjusted annual diluted class A common stock earnings per share growth in the high teens.

Visa Inc. affirms its financial outlook for the following metrics for 2012:

•	Client incentives as a percent of gross revenues: 17% to 18% range;

•	Marketing expenses: Under $1 billion;

•	Annual operating margin of about 60%;

•	Adjusted tax rate: 33% to 34% range*;

•	Capital expenditures $350 million to $400 million range; and

•	Annual free cash flow greater than $4 billion.

* Financial Outlook excludes the impact of possible non-cash revaluation of deferred tax liabilities, which could decrease the GAAP tax rate to 30 to 31%. These deferred tax liabilities are primarily associated with indefinite-lived intangible assets recorded as part of Visa’s October 2007 reorganization.

Fiscal First Quarter 2012 Earnings Results Conference Call Details:

Visa’s executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) today to discuss the financial results and business highlights. All interested parties are invited to listen to the live webcast at http://investor.visa.com. A replay of the webcast will be available on the Visa Investor Relations website for 30 days. Investor information, including supplemental financial information, is available on Visa Inc.’s Investor Relations website at http://investor.visa.com.

About Visa

Visa is a global payments technology company that connects consumers, businesses, financial institutions and governments in more than 200 countries and territories to fast, secure and reliable digital currency. Underpinning digital currency is one of the world’s most advanced processing networks—VisaNet—that is capable of handling more than 20,000 transaction messages a second, with fraud protection for consumers and guaranteed payment for merchants. Visa is not a bank and does not issue cards, extend credit or set rates and fees for consumers. Visa’s innovations, however, enable its financial institution customers to offer consumers more choices: pay now with debit, ahead of time with prepaid or later with credit products. For more information, visit www.corporate.visa.com.

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements can be identified by the terms “continue,” “could,” “may,” “potential,” and similar references to the future. Examples of such forward-looking statements include, but are not limited to, statements we make about our strategy and its execution and about our revenue, earnings per share, incentive payments, expenses, operating margin, tax rate, capital expenditures and free cash flow and the growth of those items.

By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are neither statements of historical fact nor guarantees of future performance and (iii) are subject to risks, uncertainties, assumptions and changes in circumstances that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements because of a variety of factors, including the following:

•	the impact of new laws, regulations and marketplace barriers, including:

•	rules capping debit interchange reimbursement fees under the U.S. Wall Street Reform and Consumer Protection Act, or the Reform Act;

•	rules under the Reform Act expanding issuers’ and retailers’ choice among debit payment networks;

•	increased regulation outside the United States and in other product categories; and

•	rules about consumer privacy and data use and security;

•	developments in current or future litigation or government enforcement, including interchange, antitrust and tax disputes;

•	economic factors, such as:

•	an increase or spread of the current European crisis involving sovereign debt and the euro;

•	other global economic, political and health conditions;

•	cross-border activity and currency exchange rates; and

•	material changes in our clients’ performance compared to our estimates;

•	industry developments, such as competitive pressure, rapid technological developments, and disintermediation from the payments value stream;

• system developments, such as:

•	disruption of our transaction processing systems or the inability to process transactions efficiently;

•	account data breaches or increased fraudulent or other illegal activities involving our cards; and

•	issues arising at Visa Europe, including failure to maintain interoperability between our systems;

•	costs arising if Visa Europe were to exercise its right to require us to acquire all of its outstanding stock;

•	loss of organizational effectiveness or key employees;

•	failure to integrate recent acquisitions successfully or to effectively launch new products and businesses;

•	changes in accounting principles or treatments; and

the other factors discussed in our most recent Annual Report on Form 10-K. You should not place undue reliance on such statements. Unless required to do so by law, we do not intend to update or revise any forward-looking statement, because of new information or future developments or otherwise.

Contacts:

Investor Relations: Jack Carsky or Anson Villaluz, 415-932-2213, ir@visa.com

Media Relations: Will Valentine, 415-932-2564, globalmedia@visa.com

VISA INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended December 31,
	2011	2010
	(in millions, except per share data)
Operating Revenues
Service revenues	$1,151	$1,008
Data processing revenues	951	844
International transaction revenues	748	630
Other revenues	178	161
Client incentives	(481)	(405)

Total operating revenues	2,547	2,238

Operating Expenses
Personnel	389	357
Network and processing	98	80
Marketing	190	197
Professional fees	70	61
Depreciation and amortization	80	67
General and administrative	102	110

Total operating expenses	929	872

Operating income	1,618	1,366

Other Income (Expense)
Interest expense	(10)	4
Investment income, net	10	10
Other	(1)	2

Total other (expense) income	(1)	16

Income before income taxes	1,617	1,382
Income tax provision	590	498

Net income including non-controlling interest	1,027	884
Loss attributable to non-controlling interest	2	—
Net income attributable to Visa Inc.	$1,029	$884

Basic earnings per share
Class A common stock	$1.50	$1.23

Class B common stock	$0.73	$0.63

Class C common stock	$1.50	$1.23

Basic weighted-average shares outstanding
Class A common stock	520	494

Class B common stock	245	245

Class C common stock	46	94

Diluted earnings per share
Class A common stock	$1.49	$1.23

Class B common stock	$0.73	$0.63

Class C common stock	$1.49	$1.23

Diluted weighted-average shares outstanding
Class A common stock	690	719

Class B common stock	245	245

Class C common stock	46	94

VISA INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31, 2011	September 30, 2011
	(in millions, except par value data)
Assets
Cash and cash equivalents	$1,942	$2,127
Restricted cash - litigation escrow	4,352	2,857
Investment securities
Trading	65	57
Available-for-sale	734	1,214
Settlement receivable	509	412
Accounts receivable	629	560
Customer collateral	908	931
Current portion of client incentives	206	278
Deferred tax assets	461	489
Prepaid expenses and other current assets	172	265

Total current assets	9,978	9,190
Investment securities, available-for-sale	899	711
Client incentives	106	85
Property, equipment and technology, net	1,542	1,541
Other assets	121	129
Intangible assets, net	11,454	11,436
Goodwill	11,668	11,668

Total assets	$35,768	$34,760

Liabilities
Accounts payable	$87	$169
Settlement payable	426	449
Customer collateral	908	931
Accrued compensation and benefits	259	387
Client incentives	615	528
Accrued liabilities	886	562
Accrued litigation	356	425

Total current liabilities	3,537	3,451
Deferred tax liabilities	4,212	4,205
Other liabilities	718	667

Total liabilities	8,467	8,323

Equity
Preferred stock, $0.0001 par value, 25 shares authorized and none issued	—	—
Class A common stock, $0.0001 par value, 2,001,622 shares authorized, 524 and 520 shares issued and outstanding at December 31, 2011, and September 30, 2011, respectively	—	—
Class B common stock, $0.0001 par value, 622 shares authorized, 245 shares issued and outstanding at December 31, 2011 and September 30, 2011	—	—
Class C common stock, $0.0001 par value, 1,097 shares authorized, 44 and 47 shares issued and outstanding at December 31, 2011, and September 30, 2011, respectively	—	—
Additional paid-in capital	19,929	19,907
Accumulated income	7,544	6,706
Accumulated other comprehensive income (loss), net
Investment securities, available-for-sale	1	—
Defined benefit pension and other postretirement plans	(183)	(186)
Derivative instruments classified as cash flow hedges	18	18
Foreign currency translation adjustments	(8)	(8)

Total accumulated other comprehensive loss, net	(172)	(176)

Total equity	27,301	26,437

Total liabilities and equity	$35,768	$34,760

VISA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended December 31,
	2011	2010
	(in millions)
Operating Activities
Net income including non-controlling interest	$1,027	$884
Adjustments to reconcile net income including non-controlling interest to net cash provided by (used in) operating activities:
Amortization of client incentives	481	405
Share-based compensation	38	48
Excess tax benefit for share-based compensation	(18)	(7)
Depreciation and amortization of intangible assets and property, equipment and technology	80	67
Deferred income taxes	34	82
Other	(37)	(18)
Change in operating assets and liabilities:
Trading securities	(8)	(9)
Settlement receivable	(97)	(104)
Accounts receivable	(69)	(51)
Client incentives	(343)	(357)
Other assets	122	57
Accounts payable	(82)	(42)
Settlement payable	(23)	24
Accrued compensation and benefits	(128)	(129)
Accrued and other liabilities	379	227
Accrued litigation	(70)	(71)

Net cash provided by operating activities	1,286	1,006

Investing Activities
Purchases of property, equipment and technology	(66)	(75)
Proceeds from disposal of property, equipment and technology	2	—
Purchases of intangible assets	(35)	—
Investment securities, available-for-sale:
Purchases	(933)	—
Proceeds from sales and maturities	1,224	—
Purchases of / contributions to other investments	(2)	—
Proceeds / distributions from other investments	4	2

Net cash provided by (used in) investing activities	194	(73)

Financing Activities
Repurchase of class A common stock	(75)	(306)
Dividends paid	(152)	(108)
Deposits into litigation escrow account - retrospective responsibility plan	(1,565)	(800)
Payments from litigation escrow account - retrospective responsibility plan	70	70
Cash proceeds from exercise of stock options	44	26
Excess tax benefit for share-based compensation	18	7
Principal payments on debt	—	(3)
Principal payments on capital lease obligations	(5)	(7)

Net cash used in financing activities	(1,665)	(1,121)

Effect of exchange rate changes on cash and cash equivalents	—	5

Decrease in cash and cash equivalents	(185)	(183)
Cash and cash equivalents at beginning of year	2,127	3,867

Cash and cash equivalents at end of period	$1,942	$3,684

Supplemental Disclosure of Cash Flow Information
Income taxes paid, net of refunds	$57	$29
Amounts included in accounts payable and accrued and other liabilities related to purchases of intangible assets and property, equipment and technology	$42	$17
Interest payment on debt	$—	$1

VISA INC.

FISCAL 2011 AND 2012 QUARTERLY RESULTS OF OPERATIONS

(UNAUDITED)

	Fiscal 2011 Quarter Ended				Fiscal 2012 Quarter Ended
	December 31, 2010	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011
	(in millions)
Operating Revenues
Service revenues	$1,008	$1,093	$1,055	$1,105	$1,151
Data processing revenues	844	823	886	925	951
International transaction revenues	630	624	662	758	748
Other revenues	161	156	167	171	178
Client incentives	(405)	(451)	(448)	(576)	(481)

Total operating revenues	2,238	2,245	2,322	2,383	2,547

Operating Expenses
Personnel	357	351	363	388	389
Network and processing	80	80	91	106	98
Marketing	197	183	251	239	190
Professional fees	61	77	84	115	70
Depreciation and amortization	67	70	74	77	80
General and administrative	110	95	114	95	102
Litigation provision	—	6	—	1	—

Total operating expenses	872	862	977	1,021	929

Operating income	1,366	1,383	1,345	1,362	1,618

Other Income (Expense)
Interest income (expense)	4	(12)	(11)	(13)	(10)
Investment income, net	10	9	88	1	10
Other	2	(3)	121	4	(1)

Total other income (expense)	16	(6)	198	(8)	(1)

Income before income taxes	1,382	1,377	1,543	1,354	1,617
Income tax provision	498	497	539	476	590

Net income including non-controlling interest	884	880	1,004	878	1,027
Loss attributable to non-controlling interest	—	1	1	2	2

Net income attributable to Visa Inc.	$884	$881	$1,005	$880	$1,029

Operational Performance Data

The tables below provide information regarding the available operational results for the 3 months ended December 31, 2011, as well as the prior four quarterly reporting periods and the 12 months ended December 31, 2011 and 2010, for cards carrying the Visa, Visa Electron and Interlink brands. Also included is a table with information on the number of billable transactions processed on Visa Inc.’s CyberSource network.

1. Branded Volume and Transactions

The tables present total volume, payments volume, and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards carrying the Visa, Visa Electron and Interlink brands. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data.

	For the 3 Months Ended December 31, 2011
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$409	13.0%	11.3%	$275	14.8%	11.7%	2,949	$133	9.7%	10.4%	621
Canada	61	6.1%	7.5%	57	6.7%	8.1%	503	5	-0.1%	1.2%	10
CEMEA	220	19.4%	24.3%	39	30.3%	37.9%	631	180	17.2%	21.7%	1,060
LAC	264	13.4%	19.5%	94	15.9%	21.9%	2,084	169	12.1%	18.2%	998
US	635	7.3%	7.3%	529	7.3%	7.3%	10,605	106	7.7%	7.7%	877

Visa Inc.	1,588	11.3%	12.4%	994	10.8%	10.8%	16,773	594	12.1%	15.2%	3,566
Visa Credit Programs
US	$248	9.7%	9.7%	$237	9.6%	9.6%	2,807	$11	10.4%	10.4%	16
Rest of World	431	13.1%	12.5%	380	13.8%	13.0%	4,378	51	8.0%	9.4%	189

Visa Inc.	680	11.8%	11.5%	617	12.2%	11.7%	7,185	63	8.4%	9.6%	205
Visa Debit Programs
US	$387	5.9%	5.9%	$292	5.4%	5.4%	7,798	$95	7.4%	7.4%	861
Rest of World	522	14.9%	19.1%	86	21.1%	25.2%	1,789	436	13.7%	18.0%	2,500

Visa Inc.	909	10.9%	13.1%	378	8.6%	9.3%	9,588	531	12.5%	15.9%	3,361

	For the 3 Months Ended September 30, 2011
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$402	23.2%	13.9%	$272	28.3%	17.5%	2,893	$130	13.6%	7.1%	626	509	601
Canada	61	14.6%	7.6%	56	14.7%	7.7%	489	5	13.5%	6.6%	10	26	35
CEMEA	212	29.7%	27.2%	37	38.8%	36.1%	569	175	28.0%	25.5%	998	241	239
LAC	249	22.4%	16.7%	89	30.0%	23.8%	1,905	160	18.5%	13.1%	929	372	403
US	626	9.0%	9.0%	517	9.1%	9.1%	10,483	109	9.0%	9.0%	906	507	653

Visa Inc.	1,550	17.4%	13.7%	971	17.0%	13.4%	16,339	579	18.0%	14.2%	3,469	1,654	1,930
Visa Credit Programs
US	$241	11.0%	11.0%	$229	10.3%	10.3%	2,663	$13	26.5%	26.5%	18	201	261
Rest of World	421	24.4%	15.6%	369	25.0%	15.9%	4,219	51	20.0%	13.4%	182	453	513

Visa Inc.	662	19.2%	13.9%	598	19.0%	13.7%	6,882	64	21.2%	15.8%	200	653	774
Visa Debit Programs
US	$385	7.8%	7.8%	$288	8.1%	8.1%	7,821	$97	7.0%	7.0%	888	306	392
Rest of World	504	23.3%	18.2%	85	39.8%	32.4%	1,637	419	20.4%	15.7%	2,381	695	765

Visa Inc.	888	16.1%	13.5%	373	14.0%	12.8%	9,457	515	17.6%	14.0%	3,269	1,001	1,157

Operational Performance Data

	For the 3 Months Ended June 30, 2011
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$379	22.7%	13.2%	$248	25.5%	14.8%	2,758	$131	17.6%	10.4%	599	495	588
Canada	60	13.6%	7.7%	55	14.0%	8.0%	473	5	9.9%	4.2%	10	25	34
CEMEA	204	32.3%	27.0%	35	41.6%	35.5%	532	170	30.5%	25.4%	992	230	232
LAC	244	31.8%	22.9%	85	37.1%	27.7%	1,817	159	29.1%	20.5%	912	365	398
US	623	9.9%	9.9%	518	10.3%	10.3%	10,410	106	8.1%	8.1%	901	499	652

Visa Inc.	1,511	19.1%	14.7%	941	17.3%	13.5%	15,990	570	22.2%	16.8%	3,414	1,614	1,904
Visa Credit Programs
US	$234	9.4%	9.4%	$224	9.8%	9.8%	2,569	$11	2.1%	2.1%	17	199	258
Rest of World	400	25.0%	15.7%	348	25.3%	15.8%	4,042	52	22.6%	15.3%	179	448	509

Visa Inc.	634	18.8%	13.3%	572	18.8%	13.4%	6,610	62	18.5%	12.8%	196	647	766
Visa Debit Programs
US	$389	10.2%	10.2%	$294	10.7%	10.7%	7,841	$95	8.9%	8.9%	885	300	394
Rest of World	488	27.8%	20.5%	75	36.6%	27.3%	1,538	413	26.3%	19.4%	2,334	667	744

Visa Inc.	877	19.4%	15.7%	369	15.1%	13.7%	9,379	508	22.6%	17.3%	3,219	967	1,138

	For the 3 Months Ended March 31, 2011
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$352	18.7%	12.4%	$230	18.5%	11.8%	2,629	$121	19.0%	13.5%	578	476	573
Canada	52	12.3%	7.3%	48	11.4%	6.5%	420	5	21.2%	15.8%	9	25	33
CEMEA	177	26.5%	24.9%	30	33.8%	31.2%	483	147	25.1%	23.7%	906	226	225
LAC	222	26.8%	20.5%	77	32.5%	25.9%	1,740	145	23.9%	17.8%	860	360	389
US	576	11.1%	11.1%	477	11.6%	11.6%	9,579	99	8.9%	8.9%	839	504	649

Visa Inc.	1,379	17.2%	14.3%	862	15.7%	13.1%	14,851	517	19.9%	16.5%	3,193	1,592	1,869
Visa Credit Programs
US	$209	7.6%	7.6%	$199	9.1%	9.1%	2,282	$10	-16.4%	-16.4%	15	197	256
Rest of World	364	19.2%	13.2%	318	19.1%	12.9%	3,825	46	19.9%	15.5%	163	444	504

Visa Inc.	573	14.7%	11.1%	517	15.1%	11.4%	6,107	56	11.5%	8.3%	177	641	760
Visa Debit Programs
US	$367	13.2%	13.2%	$278	13.4%	13.4%	7,297	$89	12.6%	12.6%	824	307	393
Rest of World	439	24.4%	19.9%	68	31.8%	26.1%	1,448	372	23.2%	18.9%	2,192	644	715

Visa Inc.	806	19.0%	16.8%	345	16.6%	15.7%	8,744	461	21.0%	17.6%	3,016	950	1,109

	For the 3 Months Ended December 31, 2010
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$361	13.6%	8.2%	$240	21.9%	15.4%	2,767	$121	0.2%	-4.1%	591	473	571
Canada	58	12.1%	7.6%	53	11.3%	6.8%	467	5	22.8%	17.9%	9	25	33
CEMEA	184	25.6%	26.3%	30	32.8%	31.8%	478	154	24.3%	25.3%	955	219	222
LAC	233	21.4%	19.0%	81	26.0%	25.8%	1,822	151	19.1%	15.7%	914	358	387
US	592	11.5%	11.5%	493	12.5%	12.5%	9,997	99	7.0%	7.0%	852	529	686

Visa Inc.	1,427	15.3%	13.2%	898	16.5%	14.5%	15,532	530	13.2%	11.1%	3,321	1,604	1,898
Visa Credit Programs
US	$226	5.4%	5.4%	$216	7.6%	7.6%	2,534	$10	-26.7%	-26.7%	16	205	267
Rest of World	381	20.1%	15.1%	334	19.8%	14.7%	4,008	48	22.6%	17.9%	167	442	503

Visa Inc.	608	14.2%	11.3%	550	14.7%	11.8%	6,542	58	9.5%	6.3%	183	647	770
Visa Debit Programs
US	$365	15.7%	15.7%	$277	16.6%	16.6%	7,464	$88	13.1%	13.1%	835	324	419
Rest of World	454	16.5%	13.9%	71	33.3%	30.0%	1,526	384	13.8%	11.4%	2,302	633	709

Visa Inc.	820	16.1%	14.7%	348	19.6%	19.0%	8,989	472	13.7%	11.7%	3,138	957	1,128

Operational Performance Data

	For the 12 Months Ended December 31, 2011
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$1,542	19.2%	12.7%	$1,027	21.5%	14.0%	11,229	$515	14.8%	10.3%	2,424
Canada	235	11.5%	7.5%	215	11.6%	7.6%	1,885	20	10.6%	6.6%	40
CEMEA	814	26.7%	25.9%	141	35.9%	35.3%	2,215	672	24.9%	24.0%	3,957
LAC	979	22.9%	19.8%	346	27.9%	24.7%	7,546	633	20.3%	17.3%	3,699
US	2,460	9.3%	9.3%	2,040	9.5%	9.5%	41,077	420	8.4%	8.4%	3,523

Visa Inc.	6,029	16.1%	13.7%	3,768	15.1%	12.6%	63,953	2,260	17.8%	15.6%	13,642
Visa Credit Programs
US	$933	9.5%	9.5%	$888	9.7%	9.7%	10,320	$45	4.8%	4.8%	65
Rest of World	1,616	20.2%	14.3%	1,415	20.6%	14.4%	16,463	201	17.3%	13.3%	713

Visa Inc.	2,548	16.0%	12.5%	2,303	16.2%	12.6%	26,784	245	14.8%	11.7%	778
Visa Debit Programs
US	$1,527	9.2%	9.2%	$1,152	9.3%	9.3%	30,757	$375	8.9%	8.9%	3,458
Rest of World	1,953	22.2%	19.4%	314	31.8%	27.8%	6,412	1,639	20.5%	17.9%	9,407

Visa Inc.	3,480	16.1%	14.7%	1,465	13.4%	12.8%	37,169	2,015	18.2%	16.1%	12,865

	For the 12 Months Ended December 31, 2010
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$1,293	19.0%	11.1%	$845	22.1%	13.4%	10,488	$449	13.5%	6.9%	2,319	473	571
Canada	211	16.6%	7.1%	192	17.1%	7.6%	1,739	18	11.6%	1.3%	36	25	33
CEMEA	642	26.1%	23.7%	104	31.5%	27.7%	1,647	538	25.2%	23.0%	3,438	219	222
LAC	796	25.1%	17.9%	270	27.9%	22.9%	6,411	526	23.6%	15.5%	3,454	358	387
US	2,251	11.7%	11.7%	1,863	13.1%	13.1%	37,845	387	5.3%	5.3%	3,340	529	686

Visa Inc.	5,193	17.3%	13.6%	3,275	17.2%	14.0%	58,129	1,919	17.3%	12.9%	12,588	1,604	1,898
Visa Credit Programs
US	$852	2.6%	2.6%	$809	5.9%	5.9%	9,431	$43	-35.8%	-35.8%	66	205	267
Rest of World	1,344	20.3%	12.3%	1,173	20.4%	12.5%	14,981	171	19.3%	11.2%	616	442	503

Visa Inc.	2,196	12.7%	8.5%	1,983	14.0%	9.8%	24,412	214	1.9%	-2.6%	683	647	770
Visa Debit Programs
US	$1,399	18.1%	18.1%	$1,054	19.4%	19.4%	28,415	$345	14.3%	14.3%	3,274	324	419
Rest of World	1,598	23.3%	17.5%	238	38.5%	30.7%	5,302	1,360	21.0%	15.5%	8,631	633	709

Visa Inc.	2,997	20.8%	17.8%	1,292	22.5%	21.4%	33,717	1,705	19.6%	15.3%	11,905	957	1,128

Operational Performance Data

Footnote

The preceding tables present regional total volume, payments volume and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards carrying the Visa, Visa Electron and Interlink brands. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data.

Payments volume represents the aggregate dollar amount of purchases made with cards carrying the Visa, Visa Electron and Interlink brands for the relevant period; and cash volume represents the aggregate dollar amount of cash disbursements obtained with these cards for the relevant period and includes the impact of balance transfers and convenience checks; but excludes proprietary PLUS volume. Total volume represents payments volume plus cash volume.

Visa payment products are comprised of credit and debit programs, and data relating to each program is included in the tables. Debit programs include Visa’s signature based and Interlink (PIN) debit programs.

The data presented is reported quarterly by Visa’s members on their operating certificates and is subject to verification by Visa. On occasion, members may update previously submitted information.

Visa’s CEMEA region is comprised of countries in Central Europe, the Middle East and Africa. Effective with the 3 months ended September, 2009, Pakistan and Afghanistan were moved from the AP to CEMEA region. Several European Union countries in Central Europe, Israel and Turkey are not included in CEMEA. LAC is comprised of countries in Central and South America and the Caribbean. Rest of World includes Asia Pacific, Canada, CEMEA and LAC.

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Visa Inc. volumes are reported (“Nominal USD”). These exchange rates are calculated on a quarterly basis using the established exchange rate for each quarter. To eliminate the impact of foreign currency fluctuations against the U.S. dollar in measuring performance, Visa Inc. also reports year-over-year growth in total volume, payments volume and cash volume on the basis of local currency information (“Constant USD”). This presentation represents Visa’s historical methodology which may be subject to review and refinement.

Operational Performance Data

2. Cross Border Volume

The table below represents cross border volume growth for cards carrying the Visa, Visa Electron, Interlink and PLUS brands. Cross border volume refers to payments and cash volume where the issuing country is different from the merchant country.

Period	Growth (Nominal USD)	Growth (Constant USD)
3 Months Ended
Dec 31, 2011	12%	13%
Sep 30, 2011	19%	15%
Jun 30, 2011	20%	14%
Mar 31, 2011	16%	13%
Dec 31, 2010	16%	15%
12 Months Ended
Dec 31, 2011	17%	14%
Dec 31, 2010	18%	15%

3. Visa Processed Transactions

The table below represents transactions involving Visa, Visa Electron, Interlink and PLUS cards processed on Visa’s networks. CyberSource transactions are not included in this table, and are reported in the next section.

Period	Processed Transactions (millions)	Growth
3 Months Ended
Dec 31, 2011	13,600	8%
Sep 30, 2011	13,263	9%
Jun 30, 2011	13,038	11%
Mar 31, 2011	12,040	13%
Dec 31, 2010	12,580	15%
12 Months Ended
Dec 31, 2011	51,941	10%
Dec 31, 2010	47,067	15%

Operational Performance Data

4. CyberSource Transactions

The table below represents billable transactions processed on Visa Inc.’s CyberSource network.

Period	Billable Transactions (millions)	Growth
3 Months Ended
Dec 31, 2011	1,235	25%
Sep 30, 2011	1,088	31%
Jun 30, 2011	1,045	38%
Mar 31, 2011	1,018	38%
Dec 31, 2010	987	40%
12 Months Ended
Dec 31, 2011	4,385	32%
Dec 31, 2010	3,312	35%